Exhibit 10.1

Amendment to Amended and Restated Employment Agreement Between

Paul L. Howes and Newpark Resources, Inc.

This Amendment to Amended and Restated Employment Agreement is entered into between Paul L. Howes (“Executive”) and Newpark Resources, Inc. (“Company”) and amends that certain Amended and Restated Employment Agreement dated effective December 31, 2008 (“Employment Agreement”), as previously amended, between the Company and the Executive.

Due to the current economic situation, Executive and the Company mutually agree that Executive’s current annualized Base Salary of Seven Hundred Fifty Thousand Dollars and No Cents ($750,000.00) established pursuant to Section 1.2(a) of Executive’s Employment Agreement will be reduced by ten percent (10%) to Six Hundred Seventy-Five Thousand Dollars and No Cents ($675,000.00). This 10% reduction to Executive’s annualized Base Salary will take effect on March 1, 2016, and will continue in effect through December 31, 2016. Beginning on January 1, 2017, Executive’s annualized Base Salary will be Seven Hundred Fifty Thousand Dollars and No Cents ($750,000.00).

Executive’s Base Salary for purposes of calculating incentive compensation payments currently provided under the 2010 Annual Cash Incentive Plan (“ACIP”) as contemplated by Section 1.2(b) of the Employment Agreement will likewise be adjusted for the period March 1, 2016 through December 31, 2016 to reflect this 10% reduction in Executive’s annualized Base Salary.

Executive and the Company agree that this 10% reduction in Executive’s annualized Base Salary and the corresponding adjustment to Executive’s incentive compensation under the ACIP are being made with the full knowledge and consent of Executive. Executive and the Company further agree that this 10% reduction in Executive’s annualized Base Salary and the corresponding adjustment to Executive’s incentive compensation under the ACIP do not constitute “Good Reason” for any purpose under the Employment Agreement including, without limitation, Section 2.1 and Section 2.3 of the Employment Agreement, or a termination by the Company.

Executive and the Company agree that if Executive’s employment is terminated at any time between March 1, 2016 and December 31, 2016 pursuant to Section 2.3 of Executive’s Employment Agreement, Executive’s payment provided for in Section 2.3(b)(i) and the calculation of the “Performance Target” set forth in Section 2.3(b)(ii) will be based upon Executive’s $750,000.00 annualized Base Salary and not on Executive’s Base Salary at the time of termination of $675,000.00.

Executive and the Company agree that if Executive’s employment is terminated at any time between March 1, 2016 and December 31, 2016 pursuant to Section 2.7 of Executive’s Employment Agreement, Executive’s payment provided for in Section 2.7(a)(i) and the calculation of the “Performance Target” set forth in Section 2.7(a)(ii) will be based upon Executive’s $750,000.00 annualized Base Salary and not on Executive’s Base Salary at the time of termination of $675,000.00.

All other terms and provisions in the Employment Agreement remain unchanged and in full force and effect.

Amendment to Amended and Restated Employment Agreement Between

Paul L. Howes and Newpark Resources, Inc.

AGREED and ACCEPTED on this 16th day of February, 2016.

/s/ Paul L. Howes
Paul L. Howes (Executive)

/s/ David Anderson
David Anderson
Board Chairman
Newpark Resources, Inc.